ENGAGEMENT AGREEMENT




This Agreement is effective as of the date of execution, by and between U.S. Wireless Data, Inc., 2200 Powell Street, Suite 450, Emeryville, CA 94608 (referred to as "Company"), and entrenet Group, LLC, 1304 Southpoint Boulevard, Suite 220, Petaluma, California 94954 (referred to as "entrenet").

In this Agreement, the party who is contracting to receive services shall be referred to as "Company," and the party who will be providing the services shall be referred to as "entrenet".

Company desires to have services provided by entrenet.

Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES. Beginning on the Effective Date, entrenet will provide the services, (collectively, the "Services") as described in Exhibit A attached hereto and incorporated herein by reference.

2. PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by entrenet shall be determined by entrenet. entrenet shall, and the Company will rely on entrenet's promise to work as many hours as may be reasonably necessary to fulfill entrenet's obligations under this Agreement.

3. PAYMENT. Company will pay a fee to entrenet for the Services in an amount and under terms and conditions as described in Exhibit A.

4. TRANSACTION. For purposes of this agreement, the term "Transaction" shall mean (except as set forth in Exhibit B), whether in one or a series of transactions entered into subsequent to this agreement: Any capital financing, including without limitation, any financing for debt, equity, capital stock (common or preferred), convertible instruments, lines of credit and secured and/or unsecured debt; Any merger/acquisition activity including without limitation, (i) the acquisition, directly or indirectly, through purchases, sales, or otherwise, of any or all portions of the securities of the Company by an investor or (ii) any merger, consolidation, reorganization, recapitalization, restructuring or other business combination involving the Company and an investor.

5. CONSIDERATION. For purposes of this agreement, the term "Consideration" means the total proceeds and other consideration paid and to be paid or contributed directly or indirectly, in connection with a Transaction (which consideration shall be deemed to include amounts paid or to be paid into escrow) to the Company and its shareholders, including, without limitation:
     (i) cash; (ii) notes, securities, and other property (including all options, warrants or other instruments or arrangements convertible into or exercisable for any of the foregoing) at the fair market value thereof;
     (iii) liabilities assumed; (iv) payments to be made in installments; (v) amounts paid or payable under management, consulting, supply, service, distribution, technology transfer or licensing agreements, and real property or equipment lease agreements, and agreements not to compete, and other similar arrangements (including such payments to management), entered into other than in the ordinary course of business; and (vi) contingent payments (whether or not related to future earnings or operations). The fair market value of non-cash consideration consisting of securities shall be determined based upon (A) the closing sale price for such securities on the registered national securities exchange providing the primary market therein on the last trading day prior to the date of receipt thereof by the Company or its shareholders, (B) if such securities are not so traded, the average of the closing bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotation System on the last trading day prior to the date of receipt thereof by the Company or its shareholders, or (C) if such securities are not so traded or reported, agreement between the Company and entrenet. The fair market value of any non-cash Consideration other than securities shall be determined by agreement of the Company and entrenet. If all or any portion of the Consideration is to be paid over time, then that portion of the Transaction Fee attributable thereto shall be payable, in the sole discretion of entrenet, either (i) as and when such payments are made or (ii) upon consummation of a Transaction, calculated based on the present value of such Consideration utilizing a discount rate of 7% per annum.

6. ACCOUNTING AND INSPECTION RIGHTS. For all compensation referred to in Exhibit A, it is further agreed that Company shall maintain written records in sufficient detail for purposes of determining the amount of Fees due entrenet. Company shall provide to entrenet a written accounting that sets forth the manner in which Fee payments were calculated. Upon 15 days notice, entrenet or entrenet's agent shall have the right to inspect Company's records for the limited purpose of verifying the calculation of Fee payments, subject to such restrictions as Company may reasonably impose to protect the confidentiality of the records. Such inspections shall be made at the company's principal place of business during regular business hours as may be set by the Company.

7. EXPENSE REIMBURSEMENT. entrenet shall be entitled to reimbursement from Company as described in Exhibit A.

8. TERM/TERMINATION. This Agreement shall be effective upon signing and shall have an initial term and such renewal terms as shall be described in Exhibit A. The termination of this engagement is also defined in Exhibit A.

9. RELATIONSHIP OF PARTIES. It is understood by the parties that entrenet is an independent contractor with respect to Company, and not an employee of Company. Company will not provide fringe benefits, such as health insurance benefits, paid vacation, or any other employee benefit, for the benefit of entrenet.

10. INDEMNIFICATION AND CONTRIBUTION. (a) If, in connection with the services or matters that are the subject of this agreement, entrenet becomes involved in any capacity in any action or legal proceeding, the Company agrees to reimburse entrenet, its affiliates and their respective directors, officers, employees, representatives and controlling persons (each an "Indemnified Person") promptly upon request for all expenses (including without limitation, fees and disbursements of legal counsel and the cost of investigation and preparation) as they are incurred. In the event a determination is made to the effect set forth below holding that entrenet is not entitled to indemnification hereunder, entrenet shall promptly refund to the Company all amounts advanced under this Section in respect of reimbursement of expenses. The Company also agrees to indemnify and hold each Indemnified Person harmless against all losses, claims damages or liabilities, joint or severable (collectively, "Damages"), to which such Indemnified Person may become subject (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any offering materials or any other written or oral communication provided to any investor of securities of the Company or arising out of or based upon the omission or alleged omission to state in any such document or communication a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) in connection with the services or matters which are the subject of this agreement, provided that the Company shall not be liable under the foregoing indemnity in respect of any Damages to the extent that a court having jurisdiction shall have determined by a final judgment (not subject to further appeal) that such damages resulted directly and primarily from the gross  negligence or willful  misconduct of entrenet or any other Indemnified Person. The Company also agrees that no Indemnified Person shall have any liability to the Company for or in connection with this engagement, except for any liability that results directly and primarily from the gross negligence or willful misconduct of the Indemnified Person. (b) The Company and entrenet agree that if, for any reason, any indemnification sought pursuant to this Section is unavailable or is insufficient to hold any Indemnified Person harmless, then, whether or not entrenet is the person entitled to indemnification, the Company and entrenet shall each contribute to amounts paid or payable in respect of the Damages for which such indemnification is unavailable or insufficient in such proportion as if appropriate to reflect (i) the relative benefits to the Company, on the one hand, and entrenet, on the other and (ii) their relative fault, in connection with the matters as to which such Damages relate, as well as any relevant equitable considerations; provided that in no event shall the amount to be contributed by entrenet exceed the amount of fees actually received by entrenet hereunder (excluding any amounts received by entrenet as a reimbursement of expenses). The Company and entrenet agree to consult in advance with one another with respect to the terms of any proposed waiver, release or settlement of any claim, action or proceeding to which entrenet or an Indemnified Person may be subject as a result of the matters contemplated by this agreement and further agree not to enter into any such waiver, release or settlement without the prior written consent of one another (which consent shall not be unreasonably withheld), unless such waiver, release or settlement includes an unconditional release of entrenet or such indemnified Person, as the case may be, from all liability arising out of such claim, action or proceeding.
     (c) The agreements of the Company under this Section shall be in addition to any liabilities the Company may otherwise have and shall apply whether or not entrenet or any other Indemnified Person is a formal party to any claim, action or legal proceedings. ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION HEREUNDER OR IN RESPECT OF ANY CLAIM, ACTION OR LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE SERVICES OF entrenet HEREUNDER OR IN ANY OTHER MANNER IS HEREBY WAIVED BY EACH INDEMNIFIED PARTY AND BY THE COMPANY.

11. COOPERATION, CONFIDENTIALITY, ETC. (a) The Company shall furnish entrenet with all information and data which entrenet shall reasonably deem appropriate in connection with its activities on the Company's behalf, and shall provide entrenet full access to the Company's officers, directors, employees and professional advisors. Further, the Company shall involve entrenet in all discussions between the Company and potential investors and shall make available to entrenet all information regarding potential investors which the Company receives from any source whatsoever. The Company recognizes and confirms that entrenet in acting pursuant to this engagement will be using information in public reports and other information provided by others, including information provided by the Company, and that entrenet does not assume responsibility for, and may rely without independent verification upon, the accuracy or completeness of any such information. (b) the Company agrees that entrenet's advice is for the use and information of the Company's management and Board of Directors only and the Company will not disclose such advice to others (except the Company's professional advisors and except as required by law) or summarize or refer to such advice without, in each case, entrenet's prior written consent. Notwithstanding anything to the contrary contained in the foregoing, in the event the Company is required by law to make any filings with any governmental authority (including without limitation the Securities and Exchange Commission) which mention entrenet or any disclosure to the holder of its securities concerning entrenet, the Company shall if practible make an effort to afford entrenet the opportunity to review such disclosure in advance and to approve the form thereof, such approval not to be unreasonably withheld or delayed. entrenet agrees that it will not, without the prior written consent of the Company, disclose, to any third party any confidential information provided by the Company to entrenet in connection with this engagement, except to the extent (i) such disclosure is required by applicable law, regulation or legal process, (ii) such information becomes publicly known other than as a result of the breach by entrenet of its obligations set forth in this sentence, and (iii) such disclosure is requested or required by any bank regulatory authority having jurisdiction over entrenet.

12. OTHER TRANSACTIONS. The Company acknowledges that entrenet and its affiliates may have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Company, which parties may have interests with respect to a Transaction. Although entrenet in the course of such other relationships may acquire information about the Transaction, potential investors or such other parties, entrenet shall have no obligation to disclose such information to the Company or to use such information on the Company's behalf. Furthermore, the Company acknowledges that entrenet may have fiduciary or other relationships whereby entrenet may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company, potential investors or to others with interests with respect to a Transaction. The Company acknowledges that entrenet may exercise such powers and otherwise perform its functions in connection with such fiduciary or other relationships without regard to its relationship to the Company hereunder.

13. ACKNOWLEDGMENT OF SERVICES PROVIDED. entrenet may include descriptions of services provided by entrenet to the Company in entrenet's promotional materials. entrenet shall also have the right to place notices ("Tombstones") in financial and other newspapers and journals at entrenet's own expense describing its services to Company under this Agreement. entrenet may not otherwise publicly refer to the Company without the Company's prior consent.

14. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, first class postage prepaid, addressed as follows:

         IF for Company:
         U.S. Wireless Data, Inc.
         Evon Kelly
         Chief Executive Officer
         2200 Powell Street, Suite 450
         Emeryville, CA 94608
         Fax - 510-596-2029



         IF for entrenet:
         entrenet Group, LLC
         John Billington
         Chief Legal and Tax Officer
         1304  Southpoint  Boulevard,   Suite  220  Petaluma,  CA  94954  Fax  -
         707-781-2514 Email - john@entre.net

                                                            Engagement Agreement

     Such addresses may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

15. ARBITRATION AND CONSENT TO JURISDICTION. Any dispute and/or controversy relating to or arising from the interpretation and/or application of this Agreement shall be submitted at the request of the Company or entrenet to a neutral arbitrator selected by the parties from the J.A.M.S/Endispute panel of arbitrators for a determination which shall be final and binding as to the parties thereto. Arbitration shall take place in Petaluma, located in the county of Sonoma, state of California for a determination that shall be final and binding as to the parties thereto. The decision and award of the arbitrator may include the cost of the arbitration proceedings and may include reasonable attorney fees for the successful party. The arbitration shall be conducted in accordance with California Arbitration Act (CCP
     Section 1280 et seq.) and not by court action except as provided by California law for the judicial review of arbitration proceedings. Nothing herein contained shall be deemed to affect the rights of any Party to serve process in any manner other than as permitted by law.

16. ENTIRE AGREEMENT. This Agreement, along with any Exhibits attached hereto, contains the entire agreement of the parties with respect to the subject matter and supersedes any other agreement whether oral or written which are not fully expressed herein, except for carryover provisions of any previous executed agreements between entrenet and Company.

17. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

18. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

19. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

20. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California, excluding that body of law known as conflict of laws.


"Company"

By: /s/ Robert E. Robichaud
    ---------------------------
    Robert E. Robichaud
    Chief Financial Officer

    Date Executed: March 12, 1998

entrenet Group, LLC

By: /s/ John Billington
   -----------------------
    John Billington
    Chief Legal & Tax Officer

    Date Executed: March 12, 1998

                                    EXHIBIT A





ADVISORY SERVICES PROVIDED BY entrenet


As a corporate advisor, entrenet will use its best efforts to assist Company in achieving a successful Transaction. Such Transaction, as defined in paragraph four (4) of this agreement, includes without limitation: any capital financing, debt financing, and/or merger/acquisition transactions.

entrenet will act as corporate advisor in providing services to the management of the Company. Services may include advice and counsel in the following areas (all final decisions to be solely determined by the Company):
               Strategic planning, corporate positioning, and business plan development.
               Selection, negotiations, and management of investment bankers, placement agents, brokers and finders as may be required.
               Financing and Merger & Acquisition strategies
               Financial  forecasts,  private  placement  documentation,  public
              offering  documents,   financial  meeting  presentation  materials
              ("Road Show"), and similar documentation.
               Identification and selection of market makers to support the Company's stock. Identification and selection of lenders and other debt financing parties.
               Identification and selection of equity investors.
               Identification and selection of strategic partnerships,
                    acquisition and merger candidates.
               Organizational strategy
               Executive search, recruitment & placement.

entrenet will not act as a broker, but will assist in locating brokerage services if required. entrenet will not participate in general advertising or solicitation of the Company. Investors brought to the Company will be accredited investors to the best of entrenet's knowledge.

entrenet may provide additional direct consulting services to the Company beyond its role as corporate advisor (egs. business plan preparation, corporate presentation development, financial pro-forma preparation, private-placement or public offering administrative/contractual/financial services, interim senior management, etc.) at the Company's request. Such additional direct consulting services would be charged at entrenet's prevailing consulting rates at the time of the assignment(s) or as agreed to separately in the future.


entrenet COMPENSATION.


     TRANSACTIONS.

     Debt. Upon the successful completion of a Debt Transaction, as defined in paragraph 4 of this agreement, initiated at any time prior to the termination of the contract, except for sources whose terms are modified on Exhibit B, the fees paid to entrenet shall be two percent (2%) (payable in cash) of the total facility. At the Company's Option in lieu of cash, payment may be in the form of a 10% Note as described below. The Company shall grant to entrenet a five-year warrant to purchase shares of Company's common stock on terms and conditions as defined below, the value of the purchasable shares shall be equal to the value of all compensation paid to entrenet under this paragraph.

     Equity. Upon the successful completion of an Equity or Convertible Debt Transaction, as defined in paragraph 4 of this agreement, initiated at any time prior to the termination of the contract, except for the financing sources whose terms are modified on Exhibit B, the fees paid to entrenet shall be seven percent (7%) (payable in cash) of gross Consideration as defined in paragraph 5 of this agreement. However, should there be a Licensed Investment Banker who receives compensation from the Company for the placement of the Company equity, the fees paid to entrenet shall be two and one half percent (2 1/2%) (payable in cash) of gross Consideration as defined in paragraph 5 of this agreement. The Company shall grant to entrenet a five-year warrant to purchase shares of Company's common stock on terms and conditions as defined below, the value of the purchasable shares shall be equal to the value of all compensation paid to entrenet under this paragraph.

     Mergers & Acquisitions. Upon the successful completion of a Merger, Acquisition or other business combination Transaction, as defined in paragraph 4 of this agreement, initiated at any time prior to the termination of the contract, except for the acquisition of Maverick International Processing Services, Inc., the fees paid to entrenet shall be five percent (5%) (payable in cash) of gross Consideration as defined in paragraph 5 of this agreement. However, should there be a Licensed Investment Banker who receives compensation from the Company for facilitating the transaction, the fees paid to entrenet shall be three percent (3%) (payable in cash) of gross Consideration as defined in paragraph 5 of this agreement.

     For the acquisition of Maverick International Processing Services, Inc., the fees paid to entrenet shall be two percent (2%) (payable in cash) of gross Consideration as defined in paragraph 5 of this agreement. For this transaction only, payment shall be in the form of a 10% Note as described below.

     For all transactions under this Mergers & Acquisition Section, the Company shall grant to entrenet a five-year warrant to purchase shares of Company's common stock on terms and conditions as defined below, the value of the purchasable shares shall be equal to the value of all compensation paid to entrenet under this paragraph.

     ADVISORY SEVICES.

     At signing of this engagement agreement, entrenet shall earn compensation of $60,000 for the six-month term. Payment shall be in the form of a 10% Note as described below. The Company shall grant to entrenet a five-year warrant to purchase shares of Company's stock on terms and conditions as defined below, equal to the value of all compensation paid to entrenet under this paragraph.

     EXECUTIVE PLACEMENT.

     In addition to other applicable fees, if entrenet introduces an executive-level candidate for management, who is subsequently hired by Company during the term of this Agreement (or within two years from introduction), then entrenet's fee shall be thirty percent (30%) (payable in cash) of the candidate's total first year Consideration.

     FORN OF WARRANTS.

     The warrants shall be a five-year warrant to purchase shares of Company's Common Stock and shall contain all standard provisions, as well as stock split adjustments and piggyback registration provisions. The exercise price shall be equal to the lower of market or: (i) for fees earned in conjunction with a transaction -- the purchase price of the stock issued in conjunction with any such transaction; (ii) for fees earned in conjunction with advisory services and executive placement services -- $5.75 per share. Warrants related to advisory services are due and payable immediately upon execution of this Agreement. All other warrants are due and payable upon completion of the corresponding event. The form of the Warrant is attached as Exhibit A-1

     FORM OF NOTES PAYABLE.

     Notes shall take the form of non-transferable Note with 10% simple interest rate, with interest and principal due at maturity. Maturity shall be the earlier of one-year (1) or upon the receipt of "Cumulative Proceeds" of $2,000,000 from equity or convertible debt financing transactions from any source. For this purpose of determining Cumulative Proceeds transactions on Exhibit B are excluded from proceeds. The form of the Note is attached as Exhibit A-2

     ESCROW.

     All  Fees,  Common  Stock  Warrants,   or  other  consideration  earned  in
     conjunction with a transaction are to be paid through the escrow account at time of closing of the transaction.

EXPENSE REIMBURSEMENT

     NON-ACCOUNTABLE EXPENSE ADVANCE.

     To offset local auto travel, long-distance telephone calls, postage, delivery, copying, faxing and other office costs, entrenet shall be advanced a non-accountable $1500 for the six-month term. Form of payment shall be $750 payable in cash upon signing of this agreement. The balance of $750 is payable in cash upon completion of a Transaction, or quarterly thereafter, whichever comes first.

     PRE-APPROVED EXPENSES.

     Additionally, entrenet shall be entitled to reimbursement from Company for the following pre-approved "out-of-pocket" expenses: travel expenses, airfare, hotel, meals, printing & binding or other expenses as shall be mutually agreed upon.

TERM

The term of the Agreement shall be six (6) months from date of signing. The Agreement shall automatically renew for successive six (6) month terms, unless either party provides 60 days written notice to the other party prior to either the termination of the applicable initial term or any renewal terms.

Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that entrenet shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which entrenet has not yet been paid. For any sources introduced to the company prior to termination, the above entrenet compensation schedule will remain in effect for two (2) years following the termination date of this agreement.

For any sources introduced to the company prior to termination, the above entrenet compensation schedule will remain in effect for two (2) years following the termination date of this agreement.

                                   EXHIBIT A-1

                                     WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

Number:_____                                                   _________ Shares

                        WARRANT TO PURCHASE COMMON STOCK

U.S. Wireless Data, Inc, a Colorado corporation (the "Corporation"), hereby grants to entr[THETA]net Group LLC (the "Holder") the right to purchase from the Corporation 10,435 shares of the common stock of the Corporation (the "Warrant Shares"), subject to the terms and conditions set forth below. This Warrant is issued in connection with and subject to certain rights, privileges and restrictions set forth in the Engagement Agreement entered into between the Holder and the Corporation (the "Engagement Agreement") as of March 12, 1998.

1) Term. This Warrant may be exercised into fully paid and nonassessable shares of the Corporation's Common Stock, at the option of the Holder, at any time and from time to time in whole or in part during the five years ending March 11, 2003 (the "Exercise Period"), subject to certain stand-off limitations and extensions as set forth in Section 9 (below).

2) Purchase Price. This Warrant shall be exercisable into the Corporation's Common Stock at a price equal to the lower of _________________________ per share, as adjusted pursuant to Section 9 below.

3) Exercise of Warrant. This Warrant may be exercised in whole or in part, but not for less than one hundred (100) Warrant Shares (or such lesser number of Warrant Shares as may at the time of exercise constitute the maximum number exercisable) and in excess of 100 Warrant Shares in increments of 100 Warrant Shares. It is exercisable at any time during the Exercise Period by the surrender of the Warrant to the Corporation at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by the amount, in full, of the aggregate purchase price of the Warrant Shares in immediately available funds. The Corporation agrees that the Warrant Shares so purchased shall be issued as soon as practicable thereafter, and that the Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered together with payment in fill as required above.

4) Cashless Exercise Option. Notwithstanding the foregoing, in lieu of exercising this Warrant for cash, the Holder may elect to receive Warrant Shares equal to the value of this Warrant (or equal to the value of the portion of the Warrant Shares thereof being cancelled) which shall be that number of Warrant Shares equal to the excess, if any, by which the Fair Market Value of the aggregate Warrant Shares exceeds the aggregate Exercise Price (determined by subtracting the Warrant Exercise Price for one Warrant Share on the exercise date from the Fair Market Value of one Warrant Share on the exercise date multiplied by the number of Warrant Shares exercised) on the exercise date. Fair Market Value of one share of a Warrant Share shall mean the fair market value as determined by the parties in good faith, taking into account publicly quoted prices for the Corporation's Common Stock if such are available. In the event of a cashless exercise, the underlying Warrant must be surrendered, and no new Warrant shall be issued. 5) Fractional Interest. The Corporation shall not be required to issue any fractional shares on the exercise of this Warrant.

6) Warrant Confers No Rights of Shareholder. The Holder shall not have any rights as a shareholder of the Corporation with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares.

7) Investment Representation. Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Holder acknowledges by acceptance of the Warrant that (a) he has acquired this Warrant for investment and not with a view to distribution; and either (b) he has a pre-existing personal or business relationship with the Corporation, or its executive officers, or by reason of his business or financial experience be has the capacity to protect his own interests in connection with the transaction; and (c) he is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution and such Warrant Shares will not be registered under the Securities Act and applicable state securities laws and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws or, based on an opinion of counsel reasonably satisfactory to the Corporation, an exemption from such registration and qualification is available. The Holder by acceptance hereof, consents to the placement of the following restrictive legends or similar legends, on each certificate to be issued to the Holder by the Corporation in connection with the issuance of such Warrant Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) There IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITIES, OR (B) THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE

REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND
THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.

8) Reservation of Shares. The Corporation agrees at all times during the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Warrant, a sufficient number of shares of its common stock to provide for the exercise of the rights represented hereby.

9) Adjustment for Re-Classification of Capital Stock. If the Corporation at any time during the Exercise Period shall, by subdivision, combination or re-classification of securities, change any of the securities to which purchase rights under this Warrant exist under the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares immediately prior to such subdivision, combination, or reclassification. If shares of the Corporation's common stock are subdivided into a greater number of shares of common stock, the purchase price for the Warrant Shares upon exercise of this Warrant shall be proportionately reduced and the Warrant Shares shall be proportionately increased; and conversely, if shares of the Corporation's common stock are combined into a smaller number of common stock shares, the price shall he proportionately increased, and the Warrant Shares shall be proportionately decreased.

10) The Corporation's Obligation to Register. If the Corporation at any time proposes to initiate a registration of its securities under the Securities Act of 1933, as amended (the "Securities Act") and thereafter to register any of its securities under the Securities Act (other than a registration effected solely to implement an employee benefit plan, a transaction to which Rule 145 of the Commission is applicable or any other form or type of registration in which Registrable Securities cannot be included pursuant to Commission rule or practice), it will give written notice to Holder of this Warrant of its intention to do so. If such registration is proposed to be on a form which permits inclusion of the Stock underlying the exercise of this Warrant, upon the written request from any Holder within 20 days after transmittal by the Corporation to the Holder of such notice, the Corporation will, subject to the limits contained in this Section, use its best efforts to cause all such Stock underlying the exercise of this Warrant to be registered under the Securities Act and qualified for sale under any relevant state blue sky law, all to the extent requisite to permit such sale or other disposition by Holder of the Stock so registered. Notwithstanding any other provision of this Section, if the underwriter managing such registration notifies the Holder in writing that market or economic conditions limit the amount of securities which may reasonably be expected to be sold, Holder will at a minimum be allowed to register their Stock pro rata based on the ratio of the total number of shares of Stock to be offered for sale by the Corporation to the total shares outstanding just prior to the offering.

11) Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Corporation will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

12) Assignment. The Holder of this Warrant shall not assign or transfer this Warrant without the consent of the Corporation; provided however, that the Holder, if a limited liability company, may assign this Warrant to its Members without the consent of the Corporation. The Holder of this Warrant shall not assign his Warrant unless such assignment is in compliance with applicable state and federal securities laws. In giving its consent to an assignment, the Corporation may request an opinion of counsel reasonably acceptable to it that such transfer is in compliance with all applicable state and federal securities laws.

13) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

14) Amendments. Any term of this Warrant may be amended with the written consent of the Company and the holders of warrants representing not less than a majority in interest (50% +) of the shares of Common Stock issuable and issued upon exercise of all Series A Warrants.

15) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party in the Subscription Agreement, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

16) Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

Executed as of _________________, 199___.

By: __________________________
         Evon Kelly
         Chief Executive Officer

The name and address of the registered Holder of this Note is:
entrenet Group LLC
1304 Southpoint Blvd., Suite 220
Petaluma, California 94954
Fax 707-781-2514
Email john@entre.net

NOTICE OF EXERCISE

To: ______________________


1. The undersigned hereby elects to purchase ______ shares of Common Stock of ____________________________, pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price for such shares in full.

2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

3. Please issue a certificate representing said shares of Common Stock in the name of the undersigned:

4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:

 Dated: ___________________________         HOLDER

                                            By: _____________________________

                                            _________________________________
                                            (Print Name & Title)

                                   Exhibit A-2

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING THIS NOTE AND/OR SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE NOTE AND/OR SUCH SECURITIES SATISFACTORY TO THE CORPORATION STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW.

                            U.S. WIRELESS DATA, INC.
                        10%, UNSECURED and NONASSIGNABLE,
                                 PROMISSORY NOTE
                               DUE ______________

$--------------                                             ---------------

1) Obligation. FOR VALUE RECEIVED, U.S. Wireless Data, Inc., a Colorado corporation (hereinafter called the "Corporation"), hereby promises to pay entr[THETA]net Group LLC (hereinafter called the "Holder") on the earlier of ________________ or upon a "Financing Event", (the "Payment Date") the principal sum of _________________ Dollars ($_________) and interest on such principal sum from the date hereof at the annual rate of ten percent (10%) per annum (based on a 360-day year, 30-day month) until payment in full of principal. A Financing Event shall have been considered to have occurred upon the Corporation having received a gross proceeds of $2,000,000, cumulative from the date of this note, from the sale of the Corporations Equity Securities, instruments convertible into Equity and the sale of the Stock Repurchase Rights.

2) Medium of Payment. The principal and interest on this promissory note (this "Note") are payable in lawful money of the United States of America at the Holder's address set forth below, or at such other address as the Holder hereof may from time to time designate to the Corporation in writing.

3) Prepayment. The Corporation may prepay this Note in whole or in part at any time prior to due date of this Note.

4)  Default.

         a. Events of Default. Without notice, except as expressly provided herein, the following will be deemed to be events of default:

          i. Covenants. Failure on the part of the Corporation to observe or perform any of the covenants or agreements on the part of the Corporation contained in this Note after (A) written notice of such failure, requiring the Corporation to remedy the same, has been given to the Corporation by the Holder, and (B) such failure has continued without remedy for a period of thirty days; or

          ii. Receivership. The entry of a decree or order of a court having jurisdiction in the matter for the appointment of a receiver and such decree or order has continued in force undischarged or unstayed for a period of one hundred twenty days; or

          iii. Bankruptcy. The Corporation institutes proceedings to be adjudged a voluntary bankrupt, or consents to the filing of bankruptcy proceedings against it, or files a petition or answer or consent seeking reorganization under the National Bankruptcy Act or any other similar or applicable federal or state law, or consents to the filing of any such petition, or consents to the appointment of a receiver, liquidator, or trustee in bankruptcy, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

          iv. Attachment. Any judgment, writ, or warrant of attachment or of any similar process in an amount in excess of $100,000 is entered or filed against the Corporation or against any of its property or assets and remains unpaid, unvacated, unbonded or unstayed for a period of 120 days.

     b. Acceleration of Maturity. If any one or more of the foregoing events of default occurs, the Holder, by notice in writing to the Corporation, may declare the principal of and all accrued interest on this Note then outstanding immediately due and payable without further notice or demand; provided, however, that at any time after such declaration the same may be rescinded and such event of default may be waived by the Holder by written notice to the Corporation.

     c. Payment on Acceleration. Upon any such acceleration of the maturity of this Note, the Corporation will within 90 days pay to the Holder the entire principal balance unpaid on this Note, together with accrued interest thereon to the date of such payment.

     d. Failure to Pay. If the Corporation fails to make payment to the Holder as provided in the preceding Subsection (Payment on Acceleration), the Holder will be entitled and empowered to take such measures as may be appropriate to enforce the Corporation's obligations under this Note, by judicial proceedings or otherwise. If suit is brought to enforce payment of this Note, the Corporation promises to pay reasonable attorneys' fees to be fixed by the Court.

5) No Assignment. This Note is unsecured, nontransferable and nonassignable. Holder may not sell, assign, pledge, hypothecate or otherwise transfer this Note

6) Notices. Any communication or notices may be delivered or mailed to the offices of the Corporation at its principal place of business and to the Holder at the Holder's address set forth below, or to such other addresses as the Corporation, or Holder, may designate in writing from time to time.

7) Applicable Law. This Note shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and so be performed entirely within the State of California.

Executed as of ______________________

By: _______________________________
         Evon Kelly
         Chief Executive Officer


The name and address of the registered Holder of this Note is:
entrenet Group LLC
1304 Southpoint Blvd., Suite 220
Petaluma, California 94954
Fax 707-781-2514
Email john@entre.net

                                    EXHIBIT B





EXCLUSION OF FINANCING SOURCES


Transactions from the following sources shall be excluded from the entrenet Compensation section of Exhibit A.

Sale of options on common stock owned of record by Tillicombe International LDC.

Any investments by Officers or Directors and proceeds from the exercise of the Company's Stock Option Plan.

GTE Finance for equipment financing.

Any short term Bridge Loans from Liviakis Financial Communications,Inc, John Liviakis or Robert Prag.

Compensation to entrenet for Transactions from the following sources shall be modified from the entrenet Compensation section of Exhibit A as follows:

               entrenet's   compensation   for   equity  or   convertible   loan
              Investments by Liviakis Financial Communications,Inc, John Liviakis or Robert Prag, will be reduced from fee of seven percent (7%) to a fee of two and one half percent (2.5%).